UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2013

BERRY PLASTICS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
 (Address of principal executive offices / Zip Code)

(812) 424-2904
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act.
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
□   Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
□   Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

    On October 8, 2013, Berry Plastics Group, Inc. (the “Company”) announced the appointment of William J. Norman to the position of President – Rigid Open Top
Division. Since 1993, Mr. Norman, age 42, has held various accounting, finance, and commercial and strategic planning positions with the Company.  Mr. Norman most recently served as the Executive Vice President – Strategic Planning of Berry Plastics Corporation, a wholly owned subsidiary of the Company, a position he held since 2007. The appointment was effective October 3, 2013.

    In addition, on October 8, 2013, the Company announced the appointment of G. Adam Unfried to the position of Executive Vice President – Strategic Planning.
Since 1993, Mr. Unfried, age 42, has held multiple positions of increasing responsibility in sales and marketing with the Company.  Mr. Unfried most recently served as the Company’s President – Rigid Open Top Division, a position he held since 2005.  The appointment was effective October 3, 2013.

    A copy of the press release announcing the foregoing appointments is attached as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits

    (d)         Exhibits.

Exhibit
Number                                Description

99.1	Press Release dated October 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC. (Registrant)
Dated: October 8, 2013	By: /s/ Jason Greene Name: Jason Greene Title: Executive Vice President and General Counsel